UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019 (March 13, 2019)

FC Global Realty Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Computer Drive, Building G, Willow Grove, PA	19090
(Address of principal executive offices)	(Zip Code)

215-830-1430
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On March 13, 2019, FC Global Realty Incorporated, a Nevada corporation (“FC Global”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Gadsden Growth Properties, Inc., a Maryland corporation (“Gadsden”), pursuant to which, FC Global will issue to Gadsden: (i) 708,485,395 shares of its common stock, par value $0.01 per share (“FC Global Common Stock”); (ii) a number of shares of FC Global’s newly designated 7% Series A Cumulative Convertible Perpetual Preferred Stock that is equal to the number of shares of Gadsden’s 7% Series A Cumulative Convertible Perpetual Preferred Stock that are outstanding at the closing date, which is expected to be 889,075 shares; (iii) a number of shares of FC Global’s newly designated Series B Non-Voting Convertible Preferred Stock that is equal to the number of shares of Gadsden’s Series B Non-Voting Convertible Preferred Stock that are outstanding at the closing date, which is expected to be 11,788,994 shares; and (iv) a number of shares of FC Global’s 10% Series C Cumulative Convertible Preferred Stock that is equal to the number of shares of Gadsden’s 10% Series C Cumulative Convertible Preferred Stock that are outstanding on the closing date, which is expected to be 2,498,682 shares (collectively, the “FC Global Securities”). In consideration for the FC Global Securities, Gadsden will transfer and assign to FC Global: (i) all of the Class A limited partnership interests in Gadsden Growth Properties, L.P., a Delaware limited partnership (“OPCO”), and (ii) all of the general partnership interests in OPCO. OPCO is the operating partnership of Gadsden that has all of its assets and liabilities. Accordingly, at the closing of the transactions contemplated by the Stock Purchase Agreement (the “Stock Transaction”), Gadsden will remain a private company with its only asset being the FC Global Securities issued to it and FC Global will acquire OPCO, including the Gadsden portfolio of real estate investments. The Board of Directors of FC Global and the Board of Directors of Gadsden have each approved the Stock Transaction. Closing of the Stock Transaction is expected to occur within two weeks.

The Stock Purchase Agreement provides that 278,178,750 shares (the “Holdback Shares”) of FC Global Common Stock that will be issued to Gadsden will be subject to forfeiture based on the reconciliation and adjustment of the net asset value of Gadsden’s assets and Gadsden’s proposed real estate investments that have not closed as of the closing date of the Stock Purchase Agreement (such investments being the “Scheduled Investments”).

The number of FC Global Securities being issued to Gadsden at the closing is based upon an estimated net asset value of Gadsden of $211,573, 000 (the “Contract NAV”). The Contract NAV includes Gadsden’s assets and all of its Scheduled Investments. The Stock Purchase Agreement provides for a reconciliation and adjustment of the final net asset value of Gadsden as follows:

●	If the Contract NAV is more than the Gadsden final net asset value, then the difference (the “Shortfall”) will be settled by the transfer of shares of FC Global Common Stock, at a value equal to 3.771023733 shares of FC Global Common Stock for each $1.00 of Shortfall if the Gadsden final net asst value is $80 million or more (and 2.860407207 for each $1.00 of Shortfall to the extent that the Gadsden final net asst value is less $80 million);

●	First, the Shortfall will be paid by transfer of Holdback Shares by Gadsden to FC Global and such transferred shares will be cancelled. If the amount of the Shortfall is more than the value of the Holdback Shares, then FC Global will issue more shares of FC Global Common Stock to the FC Global stockholders of record as of the closing date.

●	Gadsden’s final net asset value will be determined as the fair value of the each of the assets of Gadsden on the closing date and the Scheduled Investments acquired on or prior to May 20, 2019. Such fair value will be determined in accordance with the following:

●	in accordance with United States generally accepted accounting principles, and shall be derived from FC Global’s annual report on Form 10-K for either of the fiscal years ended December 31, 2019 or December 31, 2020 with Gadsden having the option to choose which such fiscal year to utilize,

●	as of the date of an appraisal from a licensed appraiser with knowledge of the applicable market that need not be a national firm, or

●	if the Gadsden asset is sold or otherwise disposed of in consideration for cash, the gross cash proceeds from the sale minus any indebtedness or other liabilities relating to the Gadsden asset being sold or otherwise disposed of that were not assumed by the purchaser and that remain indebtedness or other liabilities of FC Global following the sale or other disposition.

The Stock Purchase Agreement also contains a mechanism for issuing additional shares of FC Global Common Stock to Gadsden or FC Global’s legacy stockholders, as applicable, if there is a loss determination. The Stock Purchase Agreement defines a loss determination as an event that gives rise to a loss due to a breach of a representation and warranty by a party or the failure of a covenant to be performed by a party that was not fully performed, in each case, after consideration of any express waiver or amendment. After the amount of a loss has been determined in accordance with the procedures set forth in the Stock Purchase Agreement, the amount of the loss will be paid by FC Global as follows: (i) if FC Global’s Board determines that the amount of the loss will be paid in cash, then such amount will be paid by check payable to the order of Gadsden or FC Global’s legacy stockholders; or (ii) if FC Global’s Board does not determine that the amount of the loss will be paid in cash, then such amount will be paid by FC Global issuing and delivering shares of Common Stock with an aggregate fair value equal to the amount of the loss to Gadsden or FC Global’s legacy stockholders. The Stock Purchase Agreement provides that no loss will be determined until the aggregate amount of losses claimed exceeds $100,000, it being acknowledged that from and after such threshold, all losses shall be subject to adjustment as set forth above.

The Stock Purchase Agreement contains customary representations and warranties of FC Global and Gadsden, which survive the closing for a period expiring March 31, 2020, except for the representations and warrants contained in Sections 3.1(d)(i) (Authority), 3.1(k) (Taxes), 3.2(d)(i) (Authority) and 3.2(l) (Taxes), which shall survive for the applicable statute of limitations regarding such subject matters.

Additionally, the Stock Purchase Agreement provides for customary pre-closing covenants of the parties, including a covenant to conduct their respective businesses in the usual, regular and ordinary course substantially consistent with past practice and to refrain from taking certain actions without the other parties’ consent. The parties have also agreed not to solicit proposals relating to specified “Competing Transactions” (as defined in the Stock Purchase Agreement) or, subject to certain exceptions relating to the receipt of unsolicited offers that may be deemed to be “Superior Competing Transaction” (as defined in the Stock Purchase Agreement), enter into discussions concerning or provide information in connection with Competing Transactions.

FC Global also agreed to take such actions as is necessary, which may include accepting the resignations of directors or removing directors without cause and filling the vacancies on the Board of Directors of FC Global so that as of the closing, the Board of Directors of FC Global shall consist of (i) the current members of the Board of Directors of Gadsden who are John Hartman, Larry E. Finger, Jay M. Gratz, B.J. Parrish, Russell C. Platt, James Walesa, and Robert G. Watson, Jr.; and (ii) FC Global existing directors Dennis M. McGrath and Dolev Rafaeli. At the closing of the of the Stock Transaction, the executive officers of FC Global are expected to be the executive officers of Gadsden. In addition, Gadsden agreed to take such actions as is necessary, which may include accepting the resignations of directors or removing directors without cause and filling the vacancies on the Board of Directors of Gadsden so that as of the closing, the Board of Directors of Gadsden shall consist of the same members as the Board of Directors of FC Global described above.

Consummation of the Stock Transaction is subject to various conditions, including, among others, customary conditions relating to: (i) approval of the Stock Transaction by the vote of Gadsden’s stockholders holding two-thirds of the outstanding shares of Gadsden’s common stock, Gadsden’s 7% Series A Cumulative Convertible Perpetual Preferred Stock entitled to vote thereon (on an as-converted basis) and Gadsden’s 10% Series C Cumulative Convertible Perpetual Preferred Stock entitled to vote thereon (on an as-converted basis) (collectively, the “Gadsden Stockholder Approval”); (ii) absence of injunction by any court or other tribunal of competent jurisdiction and absence of law that prevents, enjoins, prohibits or makes illegal the consummation of the Stock Transaction; (iii) receipt of all consents, approvals and authorizations legally required to be obtained to consummate the Stock Transaction; and (iv) receipt of customary legal opinions from counsel to FC Global and Gadsden. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), the other party having performed in all material respects its obligations under the Stock Purchase Agreement, and the absence of a material adverse effect on each party.

In addition, the obligation of Gadsden to complete the Stock Transaction is subject to the satisfaction (or waiver, to the extent permitted by applicable law) of the following conditions: FC Global shall have, on a consolidated basis, not less than $800,000 of unrestricted cash; and FC Global shall have received a letter of resignation from each member of its Board of Directors, other than the directors who are to be members of the Board after the Stock Transaction.

The Stock Purchase Agreement may be terminated at any time prior to the closing, in any of the following ways: (i) by mutual written consent of FC Global and Gadsden; (ii) by either Gadsden or FC Global if the Stock Transaction shall not have occurred on or prior to March 31, 2019; provided, that a party that has materially failed to comply with any obligation of such party set forth the Stock Purchase Agreement shall not be entitled to exercise its right to terminate; (iii) by Gadsden upon a breach of any representation, warranty, covenant or agreement on the part of FC Global as set forth in the Stock Purchase Agreement, or if there shall have been a FC Global material adverse effect; (iv) by FC Global upon a breach of any representation, warranty, covenant or agreement on the part of Gadsden as set forth in the Stock Purchase Agreement, or if there shall have been a Gadsden material adverse effect; (v) by either Gadsden or FC Global if any order by any governmental entity of competent authority preventing the consummation of the Stock Transaction shall have become final and nonappealable; (vi) by either Gadsden or FC Global if the Gadsden Stockholder Approval shall not have been obtained; (vii) by either Gadsden or FC Global prior to obtaining the Gadsden Stockholder Approval if Gadsden or FC Global has delivered a notice of a Superior Competing Transaction (provided that for the termination to be effective, such party shall have paid the applicable termination fee); (viii) by Gadsden if FC Global’s board of directors shall have withdrawn, qualified or modified in a manner adverse to Gadsden, or shall recommend that FC Global’s stockholders approve or accept a Competing Transaction, or if FC Global shall have delivered a notice of a Superior Competing Transaction or shall have publicly announced a decision to take any such action; or (ix) By FC Global if Gadsden’s board of directors shall have withdrawn, qualified or modified in a manner adverse FC Global, or shall have failed to make when required, its recommendation to approve the Stock Purchase Agreement, or shall recommend that Gadsden’s stockholders approve or accept a Competing Transaction, or if Gadsden shall have delivered a notice of a Superior Competing Transaction or shall have publicly announced a decision to take any such action.

Gadsden is required to pay a termination fee of $200,000 if the Stock Purchase Agreement is terminated: (i) by Gadsden at any time prior to the receipt of Gadsden Stockholder Approval upon delivery of a notice of a Superior Competing Transaction; (ii) by FC Global upon any of the events described in subsection (ix) of the preceding paragraph; or (iii) by FC Global if Gadsden Stockholder Approval shall not have been obtained and (A) prior to such termination, a person has made any bona fide written proposal relating to a Competing Transaction which has been publicly announced prior to the Gadsden’s stockholder meeting and (B) within twelve months of any such termination, Gadsden or any subsidiary of Gadsden shall consummate a Competing Transaction, or enter into a written agreement with respect to a Competing Transaction that is ultimately consummated with any person.

FC Global is required to pay a termination fee of $250,000 if the Stock Purchase Agreement is terminated: (i) by FC Global upon delivery of a notice of a Superior Competing Transaction; (ii) by Gadsden upon any of the events described in subsection (viii) of the paragraph above regarding termination; (iii) by Gadsden, upon a breach of certain representations, warranties, covenants or agreements on the part of FC Global set forth in Stock Purchase Agreement; or (iv) or by Gadsden if Gadsden Stockholder Approval shall not have been obtained and (A) prior to such termination, a person has made any bona fide written proposal relating to a Competing Transaction which has been publicly announced prior to the termination of the Stock Purchase Agreement and (B) within twelve months of any such termination, FC Global or any subsidiary of FC Global shall consummate a Competing Transaction, or enter into a written agreement with respect to a Competing Transaction that is ultimately consummated with any person.

If the Stock Purchase Agreement is validly terminated, the Stock Purchase Agreement will terminate (except for the provisions described Section 5.2 (Access to Information; Confidentiality and Confidentiality Agreement), Section 7.1 (Termination), Section 7.2 (Break-Up Fees and Expenses), Section 7.3 (Effect of Termination) and Article VIII (Survival of Representations and Warranties, Indemnification) of the Stock Purchase Agreement, which provisions shall survive such termination), and there will be no other liability on the part of either party to the other except for the termination fees and expenses described above; provided, that no party will be relieved from liability for fraud or a willful breach, or FC Global’s failure to issue and deliver the FC Global Securities upon satisfaction of the conditions to closing set forth in the Stock Purchase Agreement, in which case the aggrieved party will be entitled to all rights and remedies available at law or in equity.

FC Global will have available approximately $800,000 of cash available at the closing of the Stock Transaction. This amount is expected to be used to pay compensation to FC Global’s directors of $250,000; compensation to FC Global’s Chief Executive Officer of $100,000; purchase of 15,200 shares of Gadsden’s 7% Series A Cumulative Convertible Perpetual Preferred Stock from an affiliate of a Gadsden board member for an aggregate purchase price of $380,000; and $70,000 for audit, accounting and other professional fees and working capital. Accordingly, FC Global will continue to require to raise additional capital to fund its operations and pay its operating expenses. There can be no assurance that FC Global will be able to raise sufficient additional capital on acceptable terms and conditions, if at all.

The foregoing description the Stock Purchase Agreement is qualified in its entirety by reference to the full text of such document, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on November 8, 2018, FC Global entered into an agreement and plan of merger (the “Merger Agreement”) with FC Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of FC Global (“FC Merger Sub”), Gadsden and OPCO, pursuant to which, subject to the terms and conditions of the Merger Agreement, FC Merger Sub agreed to merge with and into Gadsden, with Gadsden surviving the merger as a wholly-owned subsidiary of FC Global, which would have been converted into Gadsden Properties, Inc., a Maryland corporation (“GPI”), immediately prior to the merger. As previously disclosed, on December 27, 2018, January 14, 2019 and January 25, 2019, the parties entered into amendments to amend certain provisions of the Merger Agreement described therein.

In connection with the proposed transaction contemplated in the Merger Agreement, on November 9, 21018, FC Global and Gadsden filed a Registration Statement on Form S-4 (No. 333-228304), which includes a joint proxy statement of FC Global and Gadsden that also constitutes a prospectus of GPI (as amended, the “Registration Statement”). The Merger Agreement contemplated the issuance of shares by FC Global that would be registered under the Securities Act of 1933, as amended (the “Securities Act”), when the Registration Statement for such offering was declared effective under the Securities Act. The staff of the Securities and Exchange Commission was furloughed due to the U.S. Federal Government’s recent shutdown which resulted, among other things, that the review and expected timing for the Registration Statement has been delayed to the extent that the transaction regarding the acquisition of FC Global by Gadsden requires additional amendments to the Registration Statement and the timing for the consummation of the proposed merger under the Merger Agreement is not certain.

In connection with the Stock Purchase Agreement and Stock Transaction described above, on March 13, 2019, the parties to the Merger Agreement entered into a letter agreement (the “Termination Letter”) to terminate the Merger Agreement and FC Global withdrew the Registration Statement, concurrent with the parties entering into the Stock Purchase Agreement. Pursuant to the terms of the Merger Agreement, the Merger Agreement can be terminated at any time prior to the merger becoming effective by, among other things, the mutual written consent of Gadsden and FC Global duly authorized by their respective boards of directors.

The foregoing description the Termination Letter is qualified in its entirety by reference to the full text of such document, a copy of which is attached hereto as Exhibit 2.5 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the FC Global Securities to Gadsden under the Stock Purchase Agreement is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated November 8, 2018, among FC Global Realty Incorporated, FC Merger Sub, Inc. Gadsden Growth Properties, Inc. and Gadsden Growth Properties, L.P. (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed on November 9, 2018)
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated December 27, 2018, among FC Global Realty Incorporated, FC Merger Sub, Inc. Gadsden Growth Properties, Inc. and Gadsden Growth Properties, L.P. (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed on January 2, 2019)
2.3	Letter Agreement regarding Amendment No. 2 to Agreement and Plan of Merger, dated January 14, 2019, between FC Global Realty Incorporated and Gadsden Growth Properties, Inc. (incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K filed on January 14, 2019)
2.4	Letter Agreement regarding Amendment No. 3 to Agreement and Plan of Merger, dated January 25, 2019, between FC Global Realty Incorporated and Gadsden Growth Properties, Inc. (incorporated by reference to Exhibit 2.4 to the Current Report on Form 8-K filed on January 31, 2019)
2.5	Letter Agreement regarding Termination of Agreement and Plan of Merger, dated March 13, 2019, between FC Global Realty Incorporated and Gadsden Growth Properties, Inc.
10.1	Stock Purchase Agreement, dated March 13, 2019, by and among FC Global Realty Incorporated and Gadsden Growth Properties, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, FC Global Realty Incorporated has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FC GLOBAL REALTY INCORPORATED

Date: March 15, 2019	By:	/s/ Michael R. Stewart
Michael R. Stewart
Chief Executive Officer

5